Exhibit 10.01

PROMISSORY NOTE

Date: January 17, 2017	Amount: $75,000.00

For value received, Daybreak Oil and Gas, Inc., a Washington corporation whose address is 1101 N. Argonne Road., Suite A 211, Spokane Valley, WA  99212 (“Borrower”), promises to pay to Maximilian Resources, LLC, a Delaware limited liability company whose address is 250 West 55th Street, New York, New York, 10019 (“Lender”), the principal amount of Seventy Five Thousand and no/100 Dollars ($75,000.00) with interest, on the terms set forth in this Note.

BACKGROUND

A.

Borrower, Lender, and Westside Exploration, LLC (“Westside”) are parties to an Exploration Agreement dated December 1, 2016 (the “Exploration Agreement”).

B.

Pursuant to the Exploration Agreement, Borrower, Lender, and Westside desire to develop oil and gas interests in areas of mutual interest in Montcalm County, Michigan (the “AMIs”).

C.

Borrower, Lender, and Westside will have the following working interest percentages within the AMIs.

Party	Working Interest Percentage
Lender	40%
Westside Exploration, LLC	30%
Daybreak Oil and Gas, Inc.	30%

D.

Pursuant to the Exploration Agreement, Lender provided funding of $250,000 to purchase: (A) those initial oil and gas leases within the AMI described in Exhibit C of the Exploration Agreement (the “Initial Leasehold”), and (B) a 3-D seismic survey of the AMIs, including the Initial Leasehold, to help evaluate whether a well will be spudded on the Initial Leasehold.

E.

Borrower owns a 30% working interest in the Initial Leasehold.

F.

Borrower and Lender desire that Borrower repay Lender the amounts owed under this Note by: (i) making payments pursuant to Section 1 if a well is scheduled to be spudded on the Initial Leasehold on or before December 31, 2017 and Borrower elects to participate in said well, or (ii) assigning to Lender all of Borrower’s 30% working interest in the Initial Leasehold if: (y) no well is scheduled to be spudded on the Initial Leasehold on or before December 31, 2017, or (z) a well is scheduled to be spudded on the Initial Leasehold on or before December 31, 2017 but Borrower elects not to participate in said well.

TERMS

1.

Payment if Well Scheduled to be Spudded and Borrower Elects to Participate. If a well is scheduled to be spudded on the Initial Leasehold on or before December 31, 2017 and Borrower elects to participate in said well, then Borrower promises to pay to Lender all amounts owing under this Note on the earlier of: (A) December 31, 2017, or (B) the date that is 10 days prior to such a well being spudded.

2.

Payment if No Well Scheduled to be Spudded or If Borrower Elects Not to Participate. If: (A) no well is scheduled to be spudded on the Initial Leasehold on or before December 31, 2017, or (B) a well is scheduled to be spudded on the Initial Leasehold on or before December 31, 2017 but Borrower elects not to participate in such well, then Borrower will assign to Lender all of Borrower’s 30% working interest in the Initial Leasehold in full and complete payment and satisfaction of all amounts owed pursuant to this Note.

3.

Interest Rate/Prepayment.  Interest shall accrue on the unpaid balance of this Note at a rate of 5% per annum.

4.

Prepayment. Borrower may at any time prepay this Note, in whole or in part, without penalty.

5.

Security.  This Note is secured by the Mortgage on the Initial Leasehold between Lender and Borrower (the "Mortgage").

6.

Default. The occurrence of any of the following events is an “Event of Default” under this Note:

a.

Borrower breaches or fails to perform any term contained in this Note or the Mortgage, which breach or failure remains uncured for thirty (30) days after written notice of such breach or failure is sent from Lender to Borrower.

b.

Borrower defaults in any payment under this Note, and such default is not cured within thirty (30) days after written notice from Lender to Borrower of such default.

c.

Borrower fails to comply with or to perform any other term in this Note or in the Mortgage, which failure continues for thirty (30) days following written notice from Lender to Borrower of such failure.

7.

Remedies. Upon occurrence of an Event of Default: (a) this Note will, at Lender's option, be immediately due and payable without demand or notice, and (b) Lender may exercise any right and remedies granted to it by this Note, the Mortgage, or otherwise available to Lender under applicable law.

8.

Miscellaneous.  All persons signing this Note on behalf of Borrower warrant to Lender that they are duly and properly authorized to execute this Note and that this Note is a loan for business purposes.  Nothing in this Note waives or restricts any right of Lender granted in any other document or by law.  No delay on the part of Lender in the exercise of any right or remedy will operate as a waiver.  No single or partial exercise by Lender of any right or remedy will preclude any other future exercise of that right or remedy or the exercise of any other right or remedy.  The terms and conditions of this Note may not be amended, waived or modified except in a writing signed by Borrower and Lender.  A waiver on one occasion will not be construed as a waiver of that term on any future occasion.  Acceptance of partial or late payments owing on this Note at any time will not be deemed a waiver of any default.  All rights, remedies and security granted to Lender herein are cumulative and in addition to other rights, remedies or security which may be granted elsewhere or by law.  Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law.  If any provision hereof is declared invalid or illegal it will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.  Any reference to the Lender includes any holder of this Note and any holder succeeds to the Lender's rights.  This Note binds the respective heirs, personal representatives, successors and assigns of the Borrower.

9.

Governing Law.  This Note will be governed by the laws of the state of Texas without regard to its conflicts of law provisions.

10.

WAIVER OF JURY TRIAL.  BORROWER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE.

[Signature Page Follows]

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BORROWER:

Daybreak Oil and Gas, Inc.

By:	/s/ James F. Westmoreland
James F. Westmoreland, President and Chief Executive Officer

[SIGNATURE PAGE TO PROMISSORY NOTE]

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MORTGAGE

This Mortgage ("Mortgage") is made on January ___, 2017, between Daybreak Oil and Gas, Inc., a Washington corporation whose address is 1101 N. Argonne Road., Suite A 211, Spokane Valley, WA  99212 (“Mortgagor”), and Maximilian Resources, LLC, a Delaware limited liability company whose address is 250 West 55th Street, New York, New York, 10019 (“Mortgagee”).

For value received, Mortgagor mortgages and warrants to Mortgagee all of Mortgagor’s thirty percent (30%) working interest in the oil and gas leases located in the County of Montcalm, State of Michigan, and described on Exhibit A, together with the rents, income, and profits therefrom, all of the foregoing being collectively referred to as the "Mortgaged Property".

This Mortgage is made and given to secure payment of a promissory note (“Note”) dated January ___, 2017 in the principal amount of Seventy Five Thousand and no/100 Dollars ($75,000.00), executed by Mortgagor and delivered to Mortgagee, and any and all extensions, renewals, or modifications of such Note.

Mortgagor further warrants, represents, and agrees, as follows:

1.

Payment of Note.  Mortgagor agrees to perform in accordance with the terms of the Note and any extensions, renewals, or modifications of the Note.

2.

Events of Default.  An Event of Default will exist if: (a) an Event of Default exists under the Note, (b) Mortgagor fails to comply with or to perform any term of this Mortgage and such default continues for thirty (30) days following written notice from Mortgagee to Mortgagor, or (c) Mortgagor, without the written consent of Mortgagee, shall sell, convey, or transfer the Mortgaged Property or any interest therein or any rents or profits therefrom or shall cause or suffer any mortgage, lien, or other encumbrance or any writ of attachment, garnishment, execution, or other legal process to be placed upon the Mortgaged Property or any interest therein or any rents or profits therefrom, except in favor of Mortgagee, or if any part of the Mortgaged Property or any interest therein shall be transferred by operation of law.

3.

Remedies.  Mortgagee shall have all rights and remedies provided for in this Mortgage or otherwise permitted by law.  In addition, upon the occurrence of an event of default defined in paragraph 2 above, Mortgagee shall have the right, and is hereby authorized:

(a)

To foreclose this Mortgage by action pursuant to applicable law.

(b)

To sell, release, and convey the Mortgaged Property at public sale, and to execute and deliver to the purchasers at such sale good and sufficient deeds of conveyance, rendering any surplus funds, after payment of the Note in full and the expenses of such sale, including attorney fees as provided by law, to Mortgagor, all in accordance with Chapter 32 of the Michigan Revised Judicature Act, as the same may be amended from time to time, and any similar statutory provisions which may hereafter be enacted in addition thereto or in substitution therefor.

All rights and remedies of Mortgagee under this Mortgage, whether or not exercisable only on default, shall be cumulative and may be exercised from time to time, and no delay by Mortgagee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy, except to the extent otherwise provided by law.

4.

Expenses.  Mortgagor shall pay to Mortgagee on demand any and all expenses, including attorney's fees and legal expenses, paid or incurred by Mortgagee in collecting or attempting to collect the Note or in protecting and enforcing the rights of any obligations to Mortgagee under any provision of this Mortgage, including, without limitation, taking any action in any insolvency or bankruptcy proceedings concerning Mortgagor or foreclosing this Mortgage by advertisement or by action, and all such expenses shall be part of the Note and shall bear interest, from the date paid or incurred by Mortgagee, at the same rate as the Note described above.

5.

Notices.  All notices to Mortgagor and to Mortgagee shall be deemed to be duly given if and when mailed, with postage prepaid, to the respective addresses of Mortgagor and Mortgagee appearing on the first page hereof, or if and when delivered personally.

6.

Miscellaneous.  The covenants contained herein shall be binding upon and inure to the benefit of Mortgagor and Mortgagor's heirs, executors, administrators, and personal representatives and Mortgagee and its successors and assigns.  Whenever used herein, unless the context otherwise requires, the singular number shall include the plural, and the use of any gender shall be applicable to all genders.  The headings to the various paragraphs hereof have been inserted for convenient reference only and shall to no extent have the effect of amending or changing the express provisions of this Mortgage. This Mortgage shall be terminated and released when the Mortgagor’s obligations under the Note are satisfied, and Mortgagee shall execute any and all documentation requested by Mortgagor to accomplish such termination or release.

7.

Severability.  Any provision of this Mortgage prohibited or unenforceable by any applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the day and year first above written.

MORTGAGOR:

Daybreak Oil and Gas, Inc.

/s/ JAMES F. WESTMORELAND
James F. Westmoreland

STATE OF TEXAS)

) ss.

COUNTY OF GALVESTON)

The foregoing was acknowledged before me this 17th day of January, 2017, by James F. Westmoreland, the President and Chief Executive Officer of Daybreak Oil and Gas, Inc.

______________________________________

Notary Public, ___________ Co., Texas

My Commission Expires: __________

DRAFTED BY/RETURN TO:

NICHOLAS OERTEL

Foster Swift Collins & Smith PC

313 S. Washington Square

Lansing, MI 48933

TELEPHONE: (517) 371-8139

FAX: (517) 367-7139

[Signature Page to Mortgage]